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 		Report of
Independent Registered
Public Accounting Firm

To the Trustees of DWS Target
Date Series and the Shareholders
 of DWS LifeCompass Retirement
 Fund, DWS LifeCompass 2015 Fund,
 DWS LifeCompass 2020 Fund, DWS
LifeCompass 2030 Fund and DWS
LifeCompass 2040 Fund:

In planning and performing our
 audits of the financial statements
 of DWS LifeCompass Retirement Fund,
 DWS LifeCompass 2015 Fund, DWS
LifeCompass 2020 Fund, DWS
LifeCompass 2030 Fund, and DWS
LifeCompass 2040 Fund (the "Funds"),
 as of and for the year ended August
31, 2009, in accordance with the
standards of the Public Company
Accounting Oversight Board (United
 States), we considered the Funds'
internal control over financial
reporting, including control
activities for safeguarding
securities, as a basis for designing
our auditing procedures for the
purpose of expressing our opinion
on the financial statements and to
 comply with the requirements of
Form N-SAR, but not for the purpose
 of expressing an opinion on the
effectiveness of the Funds' internal
 control over financial reporting.
 Accordingly, we do not express an
 opinion on the effectiveness of the
 Funds' internal control over financial
 reporting.

The management of the Funds is
responsible for establishing and
maintaining effective internal control
 over financial reporting.  In
fulfilling this responsibility,
 estimates and judgments by management
 are required to assess the expected
benefits and related costs of controls.
 A fund's internal control over financial reporting is a process designed to provide reasonable assurance regarding
the reliability of financial reporting
and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.
  A fund's internal control over financial reporting includes those policies and procedures that (1) pertain to the
maintenance of records that, in reasonable
 detail, accurately and fairly reflect the transactions and dispositions of the assets of the fund; (2) provide reasonable
assurance that transactions are recorded as
 necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the fund are being made only in accordance with authorizations of management and trustees of the fund; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a fund's assets that could have a material effect on the
 financial statements.

Because of its inherent limitations,
internal control over financial reporting
 may not prevent or detect misstatements.
Also, projections of any evaluation of
 effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over
financial reporting exists when the design or operation of a control does not allow management or employees, in the normal
course of performing their assigned
functions, to prevent or detect
 misstatements on a timely basis.  A
material weakness is a deficiency, or a
combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility
that a material misstatement of the Funds' annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds' internal control over financial reporting was for the limited purpose described in the
first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be significant deficiencies or
material weaknesses under standards
 established by the Public Company
Accounting Oversight Board (United States).
  However, we noted no deficiencies in
 the Funds' internal control over financial reporting and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of August 31, 2009.

This report is intended solely for the
information and use of the Trustees,
management, and the Securities and
 Exchange Commission and is not intended
 to be and should not be used by anyone
 other than these specified parties.


PricewaterhouseCoopers LLP
October 27, 2009